EXHIBIT 19

Joint Filing Agreement

                In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to Class A Membership Interests of American Casino & Entertainment Properties LLC, a Delaware limited liability company, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings, provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. The Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:  June 15, 2010

W2007/ACEP MANAGERS VOTECO, LLC /s/ Yvette Kosic
By:	Yvette Kosic
Title:	Attorney-in-fact

STEVEN ANGEL /s/ Yvette Kosic
By:	Yvette Kosic
Title:	Attorney-in-fact

PETER WEIDMAN /s/ Yvette Kosic
By:	Yvette Kosic
Title:	Attorney-in-fact

ALAN STEVEN KAVA /s/ Yvette Kosic
By:	Yvette Kosic
Title:	Attorney-in-fact